UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2023

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Woodmont Blvd., Suite 610
Nashville, Tennessee	37205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	HROW	The Nasdaq Stock Market LLC
8.625% Senior Notes due 2026	HROWL	The Nasdaq Stock Market LLC
11.875% Senior Notes due 2027	HROWM	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Definitive Agreement.

On July 18, 2023, Harrow Health, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), related to a public offering of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $17.75 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company agreed to sell 3,380,282 shares of the Common Stock (the “Firm Shares”) to the Underwriters. The Company also granted the Underwriters a 30-day option to purchase an additional 507,042 shares of Common Stock (the “Option Shares,” and, collectively with the Firm Shares, the “Shares”) in connection with the Offering.

On July 20, 2023, the Underwriters exercised in full the option to purchase the Option Shares. The sale of the Firm Shares and the Option Shares closed on July 21, 2023, with the Company receiving aggregate gross proceeds of $69.0 million.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Furthermore, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make in respect of these liabilities. In addition, officers and directors of the Company have agreed, for a period of 90 days following entry into the Underwriting Agreement, not to conduct any sales of shares of Common Stock or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, or exercisable or exchangeable for, the Common Stock), without the prior written consent of the Underwriters. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement.

The Shares are being sold pursuant to a shelf registration statement filed with the Securities and Exchange Commission (“SEC”), which became effective on June 6, 2022 (File No. 333-265244) (the “Registration Statement”). A prospectus supplement relating to the Offering has been filed with the SEC. Attached as Exhibit 5.1 hereto and incorporated herein by reference is a copy of the opinion of Holland & Knight LLP as to legality of the issuance and sale of the Shares in the Offering, which is also filed with reference to, and is hereby incorporated into, the Registration Statement.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01 Regulation FD Disclosure.

On July 19, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01 of the Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent it is specifically incorporated by reference but regardless of any general incorporation language in such filing.

The information furnished under this Item 7.01 of Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information or exhibits in the future.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

1.1	Underwriting Agreement between the Company and B. Riley Securities, Inc., as representative of the several underwriters named therein, dated July 18, 2023

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)

99.1	Pricing Press Release issued by Harrow Health, Inc. on July 19, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: July 21, 2023	By:	/s/ Andrew R. Boll
Andrew R. Boll
Chief Financial Officer